EXHIBIT 11A

                                             GATX CORPORATION AND SUBSIDIARIES

                                                     ---------------------

                                    COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK
                                               AND COMMON STOCK EQUIVALENTS

                                           IN MILLIONS, EXCEPT PER SHARE AMOUNTS


                                                                       Three Months Ended
                                                                            March 31
                                                                      -----------------------
                                                                        1994           1993
                                                                      --------       --------

Average number of shares of Common Stock outstanding..                    19.8           19.5

Shares issuable upon assumed exercise of stock
 options, reduced by the number of shares which
 could have been purchased with the proceeds
 from exercise of such options........................                      .3             .3
                                                                      --------       --------

Total.................................................                    20.1           19.8
                                                                      ========       =========


Net income............................................                $   20.2       $   18.6

Deduct - Dividends paid and accrued on
   Preferred Stock....................................                     3.3            3.3
                                                                      --------       --------

Net income, as adjusted...............................                $   16.9       $   15.3
                                                                      ========       ========

Net income per share..................................                $    .84       $    .77
                                                                      ========       ========
























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